                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Morrison Management Specialists, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                PROXY STATEMENT
                                 AND NOTICE OF
                                      2000
                                     ANNUAL
                                  SHAREOWNERS
                                    MEETING

                     (MORRISON MANAGEMENT SPECIALISTS LOGO)

                           LETTER TO THE SHAREOWNERS

                     (MORRISON MANAGEMENT SPECIALISTS LOGO)

August 22, 2000

To Our Shareowners:

It is our pleasure to invite you to attend our Annual Meeting of Shareowners, which will be held this year on Wednesday, September 27, 2000, at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia. The meeting will start at 1:00 p.m., local time.

On the ballot at this year's meeting is the proposal for the election of two Class II directors. Also on the ballot is the proposal to increase the number of shares reserved for issuance under our 1996 Stock Incentive Plan by 500,000 shares. We also look forward to answering any questions you may have at the meeting.

We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your shares.

Thank you for your support.

                                       Sincerely,

                                       /s/ Glenn A. Davenport

                                       Glenn A. Davenport
                                       Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TIME:                                         1:00 p.m. on Wednesday, September 27, 2000

PLACE:                                        Georgia International Convention Center
                                              1902 Sullivan Road
                                              College Park, Georgia 30337-0508

ITEMS OF BUSINESS:                            (1) To elect two Class II directors.
                                              (2) To increase the number of shares reserved for
                                                  issuance under the 1996 Stock Incentive Plan by 500,000
                                                  shares.
                                              (3) To transact any other business properly coming
                                                  before the meeting.

WHO MAY VOTE:                                 You can vote if you were a shareowner of record on
                                              August 11, 2000.

ANNUAL REPORT:                                A copy of the Annual Report is enclosed.

DATE OF MAILING:                              This notice and the Proxy Statement are first being
                                              mailed to shareowners on or about August 22, 2000.

MAILING ADDRESS:                              The mailing address of the Company is 1955 Lake Park
                                              Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

                                              By Order of the Board of Directors,

                                              /s/ John E. Fountain

                                              John E. Fountain
                                              Vice President, General Counsel and Secretary

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

You will be voting on the following:

-  To elect two Class II directors; and

- To increase the number of shares reserved for issuance under the 1996 Stock Incentive Plan by 500,000 shares.

WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on August 11, 2000. Each share of stock is entitled to one vote. As of August 11, 2000, we had 12,834,806 shares of common stock ("Common Stock") outstanding. All share information in this proxy statement gives effect to the ten percent stock dividend paid on May 19, 2000.

HOW CAN I VOTE MY SHARES?

You may vote your shares:

-  By proxy; or

-  In person at the meeting.

HOW DO I VOTE BY PROXY?

You may vote by proxy by completing, signing and returning to us the enclosed proxy card. Please follow the directions on your proxy card carefully. If you send the completed proxy card on time, your "proxy" (the persons named on the proxy card) will vote your shares as you have directed.

HOW CAN I VOTE AT THE MEETING?

You may vote your shares at the meeting if you attend in person. If you attend the meeting, we will give you a ballot to vote your shares if you wish to vote in person. Even if you plan to be present at the meeting, we encourage you to vote your shares by proxy because it will make it easier for us to count the votes.

CAN I CHANGE MY MIND AFTER I SEND IN THE PROXY?

You may change your mind and revoke your proxy at any time before the voting takes place at the meeting. You may do this by:

- Signing another proxy with a later date and returning it to us prior to the meeting;

- Giving the Secretary of the Company written notice of revocation prior to the meeting; or

-  Voting in person at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted:

-  FOR the election of the nominees named in this Proxy Statement;

- FOR the increase in the number of shares reserved for issuance under the 1996 Stock Incentive Plan by 500,000 shares; and

- In accordance with the best judgment of the proxy holder on any other matter properly brought before the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, Atlanta, which may be reached by mail at Mail Code 258, P.O. Box 4625, Atlanta, Georgia 30302, or by phone at (800) 568-3476.

IF I HOLD MY SHARES IN "STREET NAME" IN A BROKERAGE ACCOUNT, HOW DO I VOTE MY SHARES?

Your broker will send you a form requesting instructions from you as to how to vote your shares. You should follow the directions provided on the form to properly instruct your broker how

                               ABOUT THE MEETING

you would like your shares to be voted. Your brokerage firm has the authority under the New York Stock Exchange rules to vote your shares in its discretion on certain "routine" matters, including the election of directors, if you have not provided proper instructions on how your shares should be voted. If you have instructed your broker how to vote your shares and wish to change your instructions, you must follow the procedure outlined in the form provided by your broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct our meeting, a majority of our outstanding shares as of August 11, 2000 must be present or represented by proxy at the meeting. This is referred to as a quorum. Shares voted by brokerage firms under their discretionary voting authority as described above will be counted for purposes of establishing a quorum. As of August 11, 2000, we had 12,834,806 shares outstanding.

HOW MANY VOTES DOES EACH SHARE REPRESENT?

Each share outstanding on August 11, 2000 is entitled to one vote.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

The two nominees in Class II who receive the most votes at the meeting will be elected as directors. This is called an election by a plurality of the votes cast. Because directors are elected by a plurality of votes cast, withholding authority to vote for a particular nominee on the proxy card will have no effect on determining whether that nominee has been elected.

HOW MANY VOTES ARE NEEDED TO APPROVE THE AMENDMENT TO THE STOCK INCENTIVE
PLAN?

Approval of the amendment to the Stock Incentive Plan will require the affirmative vote of a majority of the shares entitled to vote on the matter. Because approval requires the affirmative vote of a majority of the shares entitled to vote, abstentions will have the same effect as votes against the amendment. Broker non-votes will have no effect on the voting.

                 ELECTION OF DIRECTORS AND NOMINEE BIOGRAPHIES

PROPOSAL 1--ELECTION OF DIRECTORS

WHO ARE THE NOMINEES THIS YEAR?

Claire L. Arnold and Glenn A. Davenport are each nominated for election as Class II directors. Each nominee for Class II, if elected, will hold office until the 2003 annual meeting of shareowners and until his or her successor is elected and qualified.

WHAT ARE THE BACKGROUNDS OF THIS YEAR'S NOMINEES?

CLASS II--TERM EXPIRING 2003

The Class II directors standing for election this year are:

CLAIRE L. ARNOLD, 53, Director since 1996

- Chairman and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, 1998-present

-  President and Chief Executive Officer of Nicotiana Enterprises, Inc.,
   1979-1995

-  Chief Executive Officer of NCC L.P., 1992-1994

-  Chairman, Chief Executive Officer and President of NCC L.P., 1979-1992

-  Director of Morrison Restaurants Inc., 1994-1996

-  Member of the Board of:

   -   Schweitzer-Mauduit International, Inc.

   -   Ruby Tuesday, Inc.

   -   International Multifoods, Inc.

GLENN A. DAVENPORT, 46, Director since 1996

- Chairman of the Board, President and Chief Executive Officer of the Company, July 1999-present

-  President, Chief Executive Officer and Director of the Company, 1996-July
   1999

- President of the Health Care Division of Morrison Restaurants Inc.'s Morrison Group, 1993-1996

- Senior Vice President of Morrison Restaurants Inc.'s Hospitality Group, 1990-1993

-  Member of the Board of foodbuy.com

                                  WE RECOMMEND
                                 THAT YOU VOTE
                                FOR THE ELECTION
                               OF THESE DIRECTORS

                         STANDING DIRECTOR BIOGRAPHIES

WHAT IS THE BACKGROUND OF THE DIRECTORS NOT STANDING FOR ELECTION THIS YEAR?

CLASS III--TERM EXPIRING 2001

The incumbent directors with terms expiring in 2001 are:

JOHN B. MCKINNON, 65, Director since 1996

-  Investor and Business Advisor since 1995

-  Chairman of the Board of the Company, 1996-July 1999

-  Director of Morrison Restaurants Inc., 1989-1996

- Dean of Babcock Graduate School of Management at Wake Forest University, 1989-1995

-  President of Sara Lee Food Service, 1988-1989

-  President of Sara Lee Corporation, 1986-1988

-  Member of the Board of:

   -   Premark International, Inc.

   -   Ruby Tuesday, Inc.

DR. BENJAMIN F. PAYTON, 67, Director since 1996

-  President of Tuskegee University, 1981-present

-  Member of the Board of:

   -   AmSouth Bancorporation

   -   AmSouth Bank, N.A.

   -   The Liberty Corporation

   -   Praxair, Inc.

   -   Ruby Tuesday, Inc.

MICHAEL F. CORBETT, 48, Director since 1998

-  President of Michael F. Corbett & Associates, LTD. since 1996

-  Chairman and Executive Director of The Outsourcing Research Council since
   1997

-  Chairman of The Corbett Group since 1998

-  Member of the Advisory Board of Human Capital Services, Inc. since 1998

-  Member of the Editorial Board of InfoServices since 1998

-  Member of the Editorial Board of The Outsource Report since 1997

-  Co-founder and Director of The Outsourcing Institute, 1993-1996

- Assistant Director of The Graduate Center for Public Policy & Administration, Marist College, 1992-1995

-  Member of the Board of:

   -   Janus Associates, Inc.

   -   Providyn LLP

CLASS I--TERM EXPIRING 2002

The incumbent directors with terms expiring in 2002 are:

E. EUGENE BISHOP, 70, Director since 1996

-  Retired since 1995

-  Chairman of the Board of Morrison Restaurants Inc., 1986-1995

-  Chief Executive Officer of Morrison Restaurants Inc., 1980-1992

-  Director of Morrison Restaurants Inc., 1963-1996

                         STANDING DIRECTOR BIOGRAPHIES

A. ROBERT OUTLAW, JR., 46, Director since 1996

- Chairman of the Board and Chief Executive Officer of Marshall Biscuit Company, 1985-present

-  Founder of Marshall Biscuit Company, 1985

-  Cafeteria management and finance for Morrison Restaurants Inc., 1978-1985

FRED L. BROWN, 59, Director since 1996

-  Immediate past Chairman of the American Hospital Association

-  Vice Chairman of St. Louis-based BJC Health System since January 1999

- Founding President and Chief Executive Officer of BJC Health System, 1993-December 1998

- Member of President Clinton's Council on Year 2000 (Y2K) Conversion since January 1999

-  Visiting professor, George Washington University, Washington, D.C.

-  Member of the Board of:

   -   Citation Computers, Inc.

   -   Commerce Bancshares, Inc.

   -   American Hospital Association

   -   Curon Medical, Inc.

   -   Xcare.net

                         BOARD OF DIRECTORS INFORMATION

WHAT IS THE COMPOSITION OF THE BOARD OF DIRECTORS?

Our Board of Directors currently has eight members. The directors are divided into three classes, with each class serving for a staggered, three-year period. The shareowners elect approximately one-third of the members of the Board of Directors each year.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

That is not expected to occur. If it does, proxies will be voted for a substitute nominee selected by the persons named in the proxy.

HOW ARE DIRECTORS COMPENSATED?

Each director who is not an employee of the Company receives $20,000 annually. In addition, effective June 1, 2000 each director may receive a stock option grant of up to 3,000 options under the Directors' Plan based upon the Company reaching established strategic objectives. Directors who are also employees of the Company are not separately compensated for their services as directors.

WHAT BENEFIT PLANS ARE AVAILABLE TO DIRECTORS?

Our Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of interest equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. A director who defers compensation will not receive it until:

-  the date of the director's 70th birthday; or

-  the date the director ceases to be a member of the Board of Directors.

Under our Directors' Plan, non-employee directors who do not attain the "Target Ownership Level," as defined below, are deemed to have elected to direct that 60 percent of their retainer be allocated to the purchase of Common Stock on their behalf. Non-employee directors who have attained the Target Ownership Level may elect that up to 100 percent of their retainer be allocated to the purchase of Common Stock on their behalf (collectively, the "Stock Awards"). A director will be treated as having attained the Target Ownership Level if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value equal to 10 multiplied by that director's annual retainer.

Each director who has a discretionary or deemed election in effect for a fiscal quarter to purchase Stock Awards will be issued the number of shares of Common Stock equal to the amount of the retainer so allocated, multiplied by 1.15 and divided by the fair market value of a share of Common Stock as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless the committee administering the Directors' Plan waives this restriction.

Our Directors' Plan provides that each non-employee director who receives a Stock Award for a fiscal quarter will be awarded an option as of the first day of that fiscal quarter to purchase shares of Common Stock equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

Under our Directors' Plan, each non-employee director receives a one-time option award of 5,000 shares of Common Stock as of the date he or she is first elected to the Board of Directors. Each non-employee director who is re-elected to the Board of Directors receives an option award of 2,000 shares of Common Stock as of the date he or she is re-elected.

Options issued under our Directors' Plan:

-  Will become fully exercisable six months following the date of grant;

                         BOARD OF DIRECTORS INFORMATION

- Will be exercisable at the fair market value of our Common Stock as of the date of the option grant; and

- Will generally expire upon the fifth anniversary of the date on which it was granted.

HOW OFTEN DID THE BOARD MEET IN FISCAL YEAR 2000?

The Board of Directors met eight times during fiscal year 2000. Each director other than Mr. Corbett attended more than 75% of the meetings of the board and of committees of which they were members. Mr. Corbett missed the February 7, February 23 and April 12 special meetings of the Board of Directors due to prior business commitments.

                         BOARD OF DIRECTORS INFORMATION

WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board of Directors has the following committees:

                                                                                       NUMBER OF
   NAME OF COMMITTEE &                        FUNCTIONS OF THE                    MEETINGS IN FISCAL
         MEMBERS                                  COMMITTEE                            YEAR 2000
  AUDIT COMMITTEE:
  E. Eugene Bishop,          - Maintains communications with the Company's                 3
  Chairman                     independent auditors as to the nature of the
  Claire L. Arnold             auditors' services, fees and other significant
  Fred L. Brown                matters.
  Michael F. Corbett         - Reviews the Company's internal control
  John B. McKinnon             procedures.
  A. Robert Outlaw, Jr.      - Makes recommendations to the Board with respect
  Dr. Benjamin F. Payton       to the Company's internal control procedures.
  COMPENSATION AND
  STOCK OPTION
  COMMITTEE:
  Claire L. Arnold,          - Reviews and recommends compensation of officers.            5
  Chairman                   - Reviews and recommends the granting of stock
  E. Eugene Bishop             options.
  Fred L. Brown
  Michael F. Corbett
  John B. McKinnon
  A. Robert Outlaw, Jr.
  Dr. Benjamin F. Payton
  NOMINATING
  COMMITTEE:
  Fred L. Brown, Chairman    - Reviews the structure of the Board to assure                0
  Claire L. Arnold             proper skills and experience are represented on the
  E. Eugene Bishop             Board.
  Michael F. Corbett         - Proposes nominees for Board membership to the
  John B. McKinnon             full Board based upon recommendations of the
  A. Robert Outlaw, Jr.        Chairman, and other Board members, in
  Dr. Benjamin F. Payton       consultation with the Chief Executive Officer.
                             - Reviews potential conflicts of prospective Board
                               members.
                             - Periodically reviews and recommends to the full
                               Board the size of the Board.
                             - Recommends membership of the committees to the
                               Board.

                         BOARD OF DIRECTORS INFORMATION

HOW ARE COMMITTEE MEMBERS COMPENSATED?

A non-employee director serving on a Committee (other than the Chairman of such Committees) receives an annual retainer of $2,500 for each committee membership. Non-employee Committee members also receive $200 an hour for services performed on special assignments. Each Committee Chairman receives an annual retainer of $3,500.

WILL THE NOMINATING COMMITTEE CONSIDER NOMINEES RECOMMENDED BY SHAREOWNERS?

The Nominating Committee does not solicit director nominations but will consider recommendations from shareowners that are submitted to our Secretary in writing, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director.

                             EXECUTIVE COMPENSATION

The following tables set forth the compensation earned in fiscal years 2000, 1999 and 1998 by our Chairman of the Board, President and Chief Executive Officer and the four other most highly compensated executive officers in fiscal year 2000 ("Named Executives"):
                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                             ANNUAL COMPENSATION                COMPENSATION AWARDS
                                  -----------------------------------------   -----------------------
                                                               OTHER ANNUAL    RESTRICTED     AWARDS     ALL OTHER
                                  FISCAL   SALARY     BONUS    COMPENSATION      STOCK       OPTIONS/   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR      ($)     ($)(1)        ($)        AWARDS($)(2)   SARS(3)       ($)(4)
---------------------------------------------------------------------------------------------------------------------
G.A. Davenport..................   2000    393,000   225,000       8,325        240,560       58,888         7,193
  Chairman                         1999    339,846   172,000      11,127        303,135       97,239         4,049
  and Chief Executive Officer      1998    287,908   145,000       8,145        173,391       69,706         6,121
G.L. Gaddy......................   2000    185,985    56,452       7,654        109,631       39,213             0
  Executive Vice President,        1999    173,077    70,000      12,021        125,990       39,735             0
  Sales and Marketing              1998    135,577    85,673      76,440(5)      75,675       29,532             0
K.W. Engwall....................   2000    199,238    80,000       7,509         91,526       20,938         9,001
  Chief Financial Officer          1999    188,461    76,400           0        137,523       46,436         4,731
  and Assistant Secretary          1998    158,000    63,200      20,000(5)      75,578       30,382         3,653
J.D. Underhill..................   2000    196,923    80,000       7,200         91,526       48,433         4,340
  President, Morrison Healthcare   1999    178,077    72,000       6,518        129,602       44,009         3,184
  Food Services                    1998    154,182    62,000           0         91,790       32,897         2,000
R.C. Roberson...................   2000    156,175    46,800       6,538         50,421       23,217         8,069
  Division Vice President,         1999    141,538    37,900       3,432         80,999       26,668         6,132
  Morrison Healthcare Food         1998    119,857    35,500       4,384         47,933       20,264         5,473
  Services

(1) Does not include "bonus shares" and bonuses paid in restricted stock (see footnote (2) below).

(2) Under our Management Stock Option Program, any bonus payable to the Named Executives under our annual incentive bonus program in excess of the target level of performance is paid in restricted stock valued at the fair market value of our Common Stock on the first day of the subsequent fiscal year. For each share paid in lieu of bonus, the executive receives an additional .15 of a share of restricted stock. Additionally, the executive receives an option to purchase three times the aggregate number of shares of restricted stock received. Stock options granted in connection with bonus paid in restricted stock are included in the "Awards Options/SARs" column. The executive will forfeit the restricted stock and the related options if his employment is terminated within 18 months following the date of the award unless the termination was due to death, retirement or disability. For fiscal year 2000, the Company allowed Named Executives to subject previously owned, freely tradable shares to restrictions and forfeitability provisions in lieu of receiving newly issued restricted shares in payment of bonus in excess of target level of performance. However, for purposes of the table, these restricted shares have been treated the same as newly issued restricted shares. Holders of restricted stock are paid the same dividends as holders of non-restricted stock. The amounts in this column include the value of the restricted stock, including the bonus shares, received as described above. Under our Management Stock Option Program, eligible employees may purchase shares of Common Stock up to established annual limits if pre-established corporate, region, or account goals, as the case may be, are achieved. For each share purchased under the Management Stock Option Program, the participant receives .15 of a "bonus share" and an option to purchase three times the number of shares purchased and the related bonus shares. Stock options granted in connection with purchases of stock are included in the Awards Options/SARs column. The shares purchased and the related bonus shares are subject to a two-year or three-year restriction on resale. The amounts in this column include the value of the bonus shares, if any, received in connection with the purchase of shares of Common Stock under the Management Stock Option Program.

(3) Includes stock options granted under the Management Stock Option Program in connection with shares purchased or restricted stock issued to the Named Executives as described in footnote (2) above.

                             EXECUTIVE COMPENSATION

(4)  "All other compensation" consists of:

     -  Company contributions to the Deferred Compensation Plan;

     - Executive group life and accidental death and dismemberment insurance premiums paid for by the Company;

     -  Split-dollar life insurance premiums paid for by the Company; and

     -  Company contributions to our 401(k) plan.

The following table shows the amount of each category of "all other compensation" received by each of the named individuals in fiscal year 2000:

                             ALL OTHER COMPENSATION

                        DEFERRED        EXECUTIVE GROUP LIFE   SPLIT-DOLLAR LIFE    401(K) MATCHING
         NAME       COMPENSATION PLAN    INSURANCE PREMIUMS    INSURANCE PREMIUMS    CONTRIBUTION
---------------------------------------------------------------------------------------------------
    G.A. Davenport       $3,469                 $158                 $1,378             $2,188
---------------------------------------------------------------------------------------------------
    G.L. Gaddy                0                    0                      0                  0
---------------------------------------------------------------------------------------------------
    K.W. Engwall          6,756                  196                    997              1,052
---------------------------------------------------------------------------------------------------
    J.D. Underhill          462                  366                    435              3,077
---------------------------------------------------------------------------------------------------
    R.C. Roberson         6,303                  280                  1,112                374

(5)  Represents relocation-related expenses.

                             EXECUTIVE COMPENSATION

                       OPTION GRANTS IN FISCAL YEAR 2000


                                     % OF TOTAL                             POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATE
                           NUMBER     OPTIONS/                               OF STOCK PRICE APPRECIATION FOR OPTION TERM(2)
                             OF         SARS                               ---------------------------------------------------
                          OPTIONS/   GRANTED TO    EXERCISE
                            SARS      EMPLOYEES    OR BASE
                          GRANTED     IN FISCAL     PRICE     EXPIRATION
                           (#)(1)      YEAR(%)      ($/SH)       DATE              5%($)                    10%($)
------------------------------------------------------------------------------------------------------------------------------
                                                                                     MARKET PRICE             MARKET PRICE
                                                                                     REQUIRED TO              REQUIRED TO
                                                                                      REALIZE                  REALIZE
                                                                           DOLLAR     DOLLAR        DOLLAR     DOLLAR
                                                                            GAINS      GAINS         GAINS      GAINS
                                                                             ($)      ($/SHARE)       ($)     ($/SHARE)
------------------------------------------------------------------------------------------------------------------------------
    G.A. Davenport         36,221      5.4351      18.7500     01/06/05    187,635     23.9303      414,624     30.1971
                           21,095      3.1654      27.0000     06/01/10    358,196     43.9802      907,740     70.0310
                            1,572      0.2359      27.0000     06/01/05     11,726     34.4596       25,912     43.4838
------------------------------------------------------------------------------------------------------------------------------
    G.L. Gaddy             17,200      2.5809      18.7500     01/06/05     89,101     23.9303      196,889     30.1971
                            7,013      1.0523      27.0000     06/01/10    119,082     43.9802      301,777     70.0310
                            1,800      0.2701      27.0000     06/01/05     13,427     34.4596       29,671     43.4838
------------------------------------------------------------------------------------------------------------------------------
    K.W. Engwall           12,880      1.9327      18.7500     01/06/05     66,722     23.9303      147,438     30.1971
                            7,500      1.1254      27.0000     06/01/10    127,351     43.9802      322,733     70.0310
                            5,109      0.7666      27.0000     06/01/05     38,111     34.4596       84,216     43.4838
                              558      0.0837      27.0000     06/01/05      4,162     34.4596        9,198     43.4838
------------------------------------------------------------------------------------------------------------------------------
    J.D. Underhill         27,500      4.1265      22.7273     06/30/09    393,060     37.0204      996,090     58.9488
                           12,880      1.9327      18.7500     01/06/05     66,722     23.9303      147,438     30.1971
                            7,500      1.1254      27.0000     06/01/10    127,351     43.9802      322,733     70.0310
                            5,109      0.7666      27.0000     06/01/05     38,111     34.4596       84,216     43.4838
                              558      0.0837      27.0000     06/01/05      4,162     34.4596        9,198     43.4838
------------------------------------------------------------------------------------------------------------------------------
    R.C. Roberson           6,815      1.0226      18.7500     01/06/05     35,304     23.9303       78,012     30.1971
                            4,922      0.7386      27.0000     06/01/10     83,576     43.9802      211,799     70.0310
                            2,985      0.4479      27.0000     06/01/05     22,267     34.4596       49,204     43.4838
                           11,000      1.6506      17.8409     06/04/09    123,421     29.0609      312,772     46.2747
                              480      0.0720      27.0000     06/01/05      3,581     34.4596        7,912     43.4838
------------------------------------------------------------------------------------------------------------------------------

(1) The options were granted under the Stock Incentive Plan. They expire in five or ten years and become exercisable in two or three years after the date of the grant. In the event of certain changes of control of the Company, the options will vest fully unless the Compensation and Stock Option Committee elects to cash-out the options.

(2)  The potential realizable values are:

     - Calculated using the following formula: [Market Price at Grant Date X (1 + Stock Price Appreciation Rate)-Exercise Price X Number of Underlying Shares];

     - Based on 5% or 10% annualized compound rates of increase over the option term.

                             EXECUTIVE COMPENSATION

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF           VALUE OF UNEXERCISED IN-
                                                               UNEXERCISED OPTIONS        THE-MONEY OPTIONS AT
                                                              AT FISCAL YEAR END(#)       FISCAL YEAR END($)(2)
                         SHARES ACQUIRED       VALUE        -----------------------------------------------------
          NAME           ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
G  .A. Davenport             65,305           389,021            339,774/219,861           4,370,205/2,237,969
G  .L. Gaddy                 12,522                 0                  0/148,395                   0/1,551,903
K  .W. Engwall               68,618           703,487              35,585/97,380               522,283/992,827
J  .D. Underhill             11,277                 0             92,558/124,977           1,202,100/1,122,233
R  .C. Roberson              31,290           352,279                   0/71,641                     0/725,063

(1) Value realized is calculated as follows: [(Per Share Closing Price on date of exercise)-(Per Share Exercise Price)] X Number of Shares for which the option was exercised.

(2) Value of Unexercised, In-the-Money Options at Fiscal Year End is calculated as follows: [(Per Share Closing Sale Price on May 31, 2000)-(Per Share Exercise Price)] X Number of Shares Subject to Unexercised Options. The per share closing sale price on May 31, 2000, the last trading day of fiscal year 2000, was $27.1875.

WHAT BENEFIT PLANS ARE AVAILABLE FOR THE COMPANY'S EXECUTIVE OFFICERS?

Our executive officers are entitled to participate in all benefit plans which are generally available to our employees. In addition, our executive officers are entitled to participate in the following benefit plans, subject to the individual terms of each plan, as described below:

RETIREMENT PLAN

Following the distribution of our stock and the stock of Morrison Fresh Cooking, Inc. (which was subsequently acquired by Piccadilly Cafeterias, Inc. through a merger in May 1998) by our predecessor, Morrison Restaurants Inc. ("MRI"), to its shareowners on March 9, 1996 (the "Distribution"), we became a co-sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees who had attained age 21 and had completed at least one year of full-time service with MRI by July 1, 1987. A participant's accrued annual benefit is determined generally by adding the following, as applicable:

- percent of pay up to that year's Social Security Wage Base, plus 1 1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

- percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 1/4 percent of such pay in excess of $14,400, both multiplied by the number of credited years of service with MRI up to January 1, 1986.

Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A

                             EXECUTIVE COMPENSATION

participant's accrued benefit becomes vested upon completion of five years of service after age 18.

Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

EXECUTIVE SUPPLEMENTAL PENSION PLAN
Eligible Named Executives participate in our Executive Supplemental Pension Plan ("ESPP") adopted in March, 1996. The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. Our employees who previously participated in the MRI Executive Supplemental Pension Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released Ruby Tuesday, Inc., the successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Executive Supplemental Pension Plan. (However, both Ruby Tuesday, Inc. and Morrison Fresh Cooking, Inc. agreed to be secondarily liable for certain benefits accrued under the ESPP to the extent of the amounts these employees had earned under the MRI Executive Supplemental Pension Plan as of the Distribution.) As a condition of entry to the ESPP, future participants must complete five years of consecutive service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's primary Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than base salary. Benefits are paid to a participant in the same manner as benefits may be paid under the Retirement Plan and become vested if the participant has completed ten years of service. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the ESPP must be in the same form as those payable under the Retirement Plan. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age
55. Early retirement and change of control provisions allow designated participants to receive unreduced benefits as early as age 55 depending upon criteria specified in the ESPP. Change of control provisions also allow eligible participants to receive credit for up to three years of vesting service depending upon criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                             EXECUTIVE COMPENSATION

                      EXECUTIVE SUPPLEMENTAL PENSION PLAN
        ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO
                                   AGE 65(1)

    ANNUAL AVERAGE BASE
          SALARY             10         15         20         25      30 OR MORE
------------------------------------------------------------------------------------
         $125,000         $ 31,250   $ 46,875   $ 62,500   $ 68,750    $ 75,000
------------------------------------------------------------------------------------
          150,000           37,500     56,250     75,000     82,500      90,000
------------------------------------------------------------------------------------
          175,000           43,750     65,625     87,500     96,250     105,000
------------------------------------------------------------------------------------
          200,000           50,000     75,000    100,000    110,000     120,000
------------------------------------------------------------------------------------
          225,000           56,250     84,375    112,500    123,750     135,000
------------------------------------------------------------------------------------
          250,000           62,500     93,750    125,000    137,500     150,000
------------------------------------------------------------------------------------
          275,000           68,750    103,125    137,500    151,250     165,000
------------------------------------------------------------------------------------
          300,000           75,000    112,500    150,000    165,000     180,000
------------------------------------------------------------------------------------
          325,000           81,250    121,875    162,500    178,750     195,000
------------------------------------------------------------------------------------
          350,000           87,500    131,250    175,000    192,500     210,000
------------------------------------------------------------------------------------
          375,000           93,750    140,625    187,500    206,250     225,000
------------------------------------------------------------------------------------
          400,000          100,000    150,000    200,000    220,000     240,000

(1)  Accrued benefit in the ESPP equals:

     - 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service not in excess of 20 years; plus

     - 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years; minus

     - Single life annuity payments payable to the participant at age 65 under the Retirement Plan; minus

     -  The participant's primary Social Security benefits.

Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are:

-  Mr. Davenport, 26 years, $393,000;

-  Mr. Engwall, 17 years, $199,238;

-  Mr. Underhill, 7 years, $196,923; and

-  Mr. Roberson, 38 years, $156,175.

MANAGEMENT RETIREMENT PLAN

Effective as of March 7, 1996, we adopted our Management Retirement Plan ("MRP") to provide for a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) and whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by us from time to time. Our employees who participated in the MRI Management Retirement Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released Ruby Tuesday, Inc., successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Management Retirement Plan. (However, Ruby Tuesday, Inc. and Morrison Fresh Cooking, Inc. both agreed to be secondarily liable for certain benefits accrued under the MRP to the extent of the amounts these employees had earned under the MRI

                             EXECUTIVE COMPENSATION

Management Retirement Plan as of the Distribution.)

A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus the sum of:

-  The participant's Retirement Plan benefits; plus

-  The participant's Social Security benefits; plus.

-  The participant's ESPP Benefit (as defined in the MRP).

For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by us from time to time.

Normal retirement for purposes of the MRP is age 65, although a participant may retire with a benefit as early as age 55. Change of control provisions also allow eligible employees to receive service credit for up to three years for purposes of determining eligibility for participation in the MRP. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

                             EXECUTIVE COMPENSATION

                           MANAGEMENT RETIREMENT PLAN
         ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE
                                  TO AGE 65(1)

                                                                                        30 OR
FINAL AVERAGE SALARY                      15             20             25               MORE
  $ 40,000                              $ 9,000        $12,000        $16,000        $  20,000
    60,000                               13,500         18,000         24,000           30,000
    80,000                               18,000         24,000         32,000           40,000
   100,000                               22,500         30,000         40,000           50,000

(1)  Single life annuity benefits equal:

     - 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus

     - 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus

     -  The participant's Retirement Plan benefits; minus

     -  The participant's Social Security benefits; minus

     -  The participant's ESPP Benefits.

Years of credited service and salary covered by the MRP for the eligible Named Executives are:

-  Mr. Davenport, 26 years, $100,000;

-  Mr. Engwall, 17 years, $100,000; and

-  Mr. Roberson, 38 years, $100,000.

CONTRACTS WITH EXECUTIVES

We have entered into a Change of Control Agreement (the "Change of Control Agreement") with each of the Named Executives. The Change of Control Agreement is designed to diminish the distraction of executives by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control (as defined in the Change of Control Agreement and set forth below) and to encourage their full attention and dedication to us currently and in the event of any pending or threatened Change of Control.

Under the Change of Control Agreement, a "Change of Control" is defined as either:

- Certain changes in the composition of more than 20 percent of the Board of Directors; or

- With certain exceptions, any "Business Combination" (as defined in the Change of Control Agreement) that has not been approved by the holders of 80 percent or more of our outstanding voting stock.

Events that do not constitute a Change of Control include:

- Any Business Combination approved by at least 80 percent of the Continuing Directors (as defined in the Change of Control Agreement);

- Any Business Combination transaction that satisfies certain price and procedural requirements specified in our Articles of Incorporation; and

- Any acquisition by us, any of our subsidiaries, or any employee benefit plan of ours or any of our subsidiaries.

Prior to the first date on which a Change of Control occurs (the "Effective Date"), each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Change of Control

                             EXECUTIVE COMPENSATION

Agreement. If and when the Effective Date occurs, we have agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive:

- Shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date; and

- Generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtaining prior to the Effective Date.

If during the Employment Period we terminate the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Change of Control Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive:

- Any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination;

- An amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Change of Control Agreement;

-  Any other accrued obligations;

- Accelerated vesting of any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted; and

- Certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits.

If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. We estimate that the obligations to the Named Executives as of the date of this Proxy Statement if a Change of Control had occurred and the employment termination provisions of the Change of Control Agreement were to take effect immediately (excluding obligations relating to stock options and employee benefits) would be as shown in the following table. Other executives may be made subject to a Change of Control Agreement by the Board of Directors.

              COMPENSATION IN THE EVENT OF A CHANGE OF CONTROL(1)

                    G.A. Davenport                                $1,958,000
-----------------------------------------------
                    G.L. Gaddy                                       809,000
-----------------------------------------------
                    K.W. Engwall                                     876,000
-----------------------------------------------
                    J.D. Underhill                                   867,000
-----------------------------------------------
                    R.C. Roberson                                    623,000

(1) Assumes a change of control had occurred and the termination provisions of the Change of Control Agreement were to take effect immediately.

                       AMENDMENT TO STOCK INCENTIVE PLAN

PROPOSAL 2--APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

Our Board of Directors has approved, and recommends that our shareowners approve, the amendment to the Stock Incentive Plan to increase the number of shares authorized for issuance by 500,000 shares. We are seeking shareowner approval to preserve our ability to deduct, for Federal income tax purposes, compensation expense attributable to stock options and other stock awards granted under the Stock Incentive Plan. Under Section 162(m) of the Internal Revenue Code, shareowner approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Approval of the proposed amendment to the Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock represented and entitled to vote at the annual meeting.

The following is a description of the Stock Incentive Plan, if amended as proposed hereby.

RESERVED SHARES. The shares of Common Stock reserved for issuance pursuant to awards made or that may be made under the Stock Incentive Plan will be 2,425,000, of which approximately 369,000 shares were previously issued and approximately 1,435,000 are subject to stock options which are outstanding. The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any fiscal year to any eligible recipient who is a "covered employee," within the meaning of Section 162(m) of the Internal Revenue Code, will not exceed 300,000. The Stock Incentive Plan provides for further adjustments to the number of shares reserved for issuance in the event of certain recapitalizations.

DISINTERESTED ADMINISTRATION. Awards under the Stock Incentive Plan are determined by the Compensation Committee (the "Committee"). The members of the Committee are selected by the Board of Directors and are solely non-management members. Only persons who satisfy the criteria of "non-employee directors" set forth in Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended, and the criteria of "outside directors" set forth in regulations under Section 162(m) of the Internal Revenue Code may be members of the Committee. The Committee shall have at least two members.

AWARDS. The Stock Incentive Plan permits the Committee to make awards of shares of Common Stock, awards of derivative securities related to the value of the Common Stock and certain cash awards to our directors, officers and employees ("Eligible Persons"). These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Committee for the benefit of a group of Eligible Persons. The Stock Incentive Plan permits the Committee to make awards of a variety of stock incentives including, but not limited to, stock awards, options to purchase shares of Common Stock, stock appreciation rights, so-called "cashout" or "limited stock appreciation rights" (which the Committee may make exercisable in the event of a Change in Control (as defined therein) or other event), phantom shares, performance incentive rights, dividend equivalent rights and similar rights (together, "Stock Incentives"). Outstanding Stock Incentives may be adjusted by the Committee to reflect certain corporate events such as corporate reorganizations.

We anticipate that most stock awards will be restricted for some period of time, although the Committee does have the discretion to make such awards freely transferable at the time of grant. Stock Incentives may be made exercisable or settled at such prices and will terminate under such terms as will be established by the Committee. The Committee may permit an option exercise price to be paid in cash or by the delivery of previously owned shares of Common Stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld. The Stock Incentive Plan permits the grant of both incentive and nonqualified stock options.

                       AMENDMENT TO STOCK INCENTIVE PLAN

Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular award. The Committee may make cash awards designed to cover tax obligations of employees that result from the receipt or exercise of a Stock Incentive.

The terms of particular Stock Incentives may provide that they terminate or expire upon the occurrence of one or more events, including, but not limited to, the holder's termination of employment or other status with the Company, passage of a specified period of time, the holder's death or disability, or the occurrence of a Change in Control. Stock Incentives may include exercise, conversion or settlement rights to a holder's estate or legal representative in the event of the holder's death or disability. At the Committee's discretion, Stock Incentives that are held by an employee who suffers a termination of employment may be canceled, accelerated, paid or continued. The Board of Directors at any time may terminate the Stock Incentive Plan or amend it in any respect without shareowner approval, including amendments that increase the cost of the Stock Incentive Plan to the Company or alter the allocation of benefits thereunder among executive officers, directors and other employees. However, no such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the holder under such Stock Incentive. The Board also may condition any such amendment upon shareowner approval if shareowner approval is deemed necessary or appropriate in consideration of tax, securities or other laws.

TAX CONSEQUENCES. A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the Common Stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the gain will be capital gain and we will not be entitled to a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and we will be entitled to a corresponding deduction. If the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

A participant generally will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (the "Equity Incentives"). At the time a participant receives payment under any Equity Incentive, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and the Company then will be entitled to a corresponding deduction.

A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk

                       AMENDMENT TO STOCK INCENTIVE PLAN

of forfeiture," as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we then will be entitled to a corresponding deduction. However, if a participant elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time. The Stock Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

The following table sets forth information regarding stock options granted and other awards made under the Stock Incentive Plan during fiscal year 2000 to each of the Named Executives, all of our executive officers as a group, and all of our employees as a group.

                                                                 BONUS       OPTIONS
NAME AND POSITION                                             SHARES(#)(1)   (#)(2)
-----------------                                             ------------   -------
G.A. Davenport..............................................     12,598       37,793
  Chairman of the Board, President and Chief Executive
  Officer
G.L. Gaddy..................................................      6,333       19,000
  Executive Vice President, Sales and Marketing
K.W. Engwall................................................      6,182       18,547
  Chief Financial Officer, Senior Vice President, Finance
  and Assistant Secretary
J.D. Underhill..............................................      6,182       18,547
  President, Morrison Healthcare Food Services
R.C. Roberson...............................................      3,427       10,280
  Division Vice President, Morrison Healthcare Food Services
All executive officers as a group...........................     40,280      120,842
All other employees as a group..............................     18,570       55,710

(1) Shares issued under the MSOP, a program maintained under the Stock Incentive Plan, to the extent applicable to executive officers. See footnote 2 to the Summary Compensation Table above for a description of the MSOP. Any options granted under the MSOP are included in the "Options" column.

(2)  Includes options granted under the MSOP.

                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                               FOR THE AMENDMENT
                             TO THE STOCK INCENTIVE
                                      PLAN

                         COMPENSATION COMMITTEE REPORT

Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means a company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report and Performance Graph in this Proxy Statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

The Compensation Committee of the Board of Directors, which is composed solely of non-employee directors, has furnished the following report on executive compensation:

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

Our compensation program for executives consists of three key elements:

-  Annual base salary;

-  Annual incentive opportunities; and

-  Equity devices.

WHAT IS THE PHILOSOPHY OF EXECUTIVE COMPENSATION?

Our executive compensation policies and programs emphasize performance-based elements of executive compensation. Our executive compensation programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, we control base salaries and compensate outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

- Base salaries are competitive with our peer group of public companies in the contract food services industry;

- A very significant portion of executive compensation is tied to our success in meeting predetermined annual and long-term performance goals, including our profitability and appreciation in our stock price; and

- Executives are required to own specified amounts of our stock, resulting in direct linkage between executive and shareowner interests.

The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate our executives to achieve the goals inherent in our business strategy.

WHAT IS THE COMPANY'S APPROACH TO BASE COMPENSATION?

Our general approach for base compensation is to establish salary ranges with midpoints which are at the 50th percentile of the competitive market in the contract food services industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. However, for its executive officers, including the Chairman of the Board, President and Chief Executive Officer and the other executives named in the Summary Compensation Table, we have capped base salaries at the midpoint of the salary range. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market.

WHAT IS THE COMPANY'S APPROACH TO INCENTIVE COMPENSATION?

Our annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and board approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

Each executive's potential incentive is tied to growth in net income as well as certain qualitative measures. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation targets range from 15 percent to 50 percent of base salary if 100 percent of predetermined corporate goals are achieved and maximums range from 75 percent to 125 percent of base salary. For executives at the Division Vice President level and above, annual incentive compensation in excess of the target level of performance is paid in restricted stock valued at

                         COMPENSATION COMMITTEE REPORT

the fair market value of our Common Stock on the first day of the subsequent fiscal year. For each share paid as annual incentive compensation, the executive receives an additional .15 of a restricted share. The shares of restricted stock are forfeitable for a period of 18 months upon termination of employment for any reason other than death, retirement or disability. In addition, the executives receive options to purchase three times the aggregate number of shares of restricted stock received in lieu of annual incentive awards and related bonus shares at an exercise price equal to the fair market value of our Common Stock on the effective date of the grant.

Performance with respect to the measures named in the annual incentive plan for fiscal year 2000 resulted in average annual incentive compensation (including the value of restricted stock in lieu of bonus) of 76 percent of base salaries for the Named Executives. Such awards represented approximately 69 percent of the total incentive awards that could have been earned by the Named Executives. Occasionally we may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal.

DOES THE COMPANY ENCOURAGE STOCK OWNERSHIP BY ITS EMPLOYEES?

Believing that equity ownership plays a key role in aligning interests of our personnel with our shareowners, we encourage all employees to make a personal investment in our stock. In addition, we require management who are at the vice president level and above to obtain stock ownership levels of one times, two times, or three times their salary, depending on their executive level. Upon attaining this level of management, each vice president must obtain 60% of their stock ownership level within three years and must obtain 100% of their stock ownership level within five years. Stock ownership may be accomplished through the exercise of stock options, other stock incentives, open market purchases, and, at a specified date, stock held in the Salary Deferral Plan and stock equivalent units credited under the Deferred Compensation Plan. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans. In addition, as discussed above, any incentive award under the annual incentive plan in excess of the target is paid in restricted stock.

WHAT IS THE COMPANY'S APPROACH TO LONG-TERM INCENTIVE COMPENSATION?

Awards under our stock-based compensation plans directly link potential participant rewards to increases in shareowner value. We maintain stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

EXECUTIVE STOCK OPTION PROGRAM

We have an Executive Stock Option Program which provides for option grants to key employees. The options are issued at fair market value, have a term of three, five or ten years and generally vest one, two or three years after the effective date of the grant. During fiscal year 2000, option grants ranging from 275 to 27,500 shares, for a total of 169,730 shares, were made under this program.

MANAGEMENT STOCK OPTION PROGRAM

We also have a Management Stock Option Program for key employees. Based on organization level, eligible employees may purchase shares of our stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive an option to purchase three times the number of shares of our stock obtained at a per share exercise price equal to the fair market value of a share on the effective date of the grant. There generally is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. We granted options to purchase an aggregate of 80,877 shares to key employees under this program during fiscal year 2000.

In addition, as discussed earlier in this report, for executives at the Division Vice President level and above, any annual incentive in excess of the target level of performance is paid in restricted stock and

                         COMPENSATION COMMITTEE REPORT

the executives receive options to purchase three times the number of shares of restricted stock received in lieu of annual incentive awards. For fiscal year 2000, the Company allowed Named Executives to subject previously owned, freely tradable shares to restrictions and forfeitability provisions in lieu of receiving newly issued restricted shares in payment of bonus in excess of target level of performance. We granted options to purchase 95,675 shares to executives under this part of the Management Stock Option Program during fiscal year 2000.

We may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

The base salary for Mr. Davenport, our Chief Executive Officer, for fiscal year 2000 was determined by the Compensation Committee in accordance with compensation practices and policies in effect. Mr. Davenport's annual base salary was determined in the same manner described previously for other executives.

Mr. Davenport is eligible to participate in our annual incentive plan under which he may earn a bonus determined as a percentage of his salary if predetermined levels of net income growth, new account sales and account retention are achieved by us. For fiscal year 2000, the Chief Executive Officer's bonus opportunity was 25 percent, 50 percent, 100 percent and 125 percent of his salary if we achieved or exceeded "threshold," "target," "maximum" and "maximum plus" growth levels, respectively, with a proportional increase in the bonus between such performance levels.

As is the case with all other executives at the Division Vice President level and above, any annual bonus earned by Mr. Davenport in excess of the target level of performance is paid in restricted stock and Mr. Davenport receives an option to purchase three times the number of shares of restricted stock received.

Mr. Davenport is eligible to participate in the Executive Stock Option Program described above. The Compensation Committee approved a grant of options to purchase 58,888 shares of Common Stock to Mr. Davenport during fiscal year 2000.

WHAT ABOUT DEDUCTIBILITY LIMITATIONS ON EXECUTIVE COMPENSATION?

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareowner approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareowners of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. While it is possible for us to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under
Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

WHO PREPARED THIS REPORT?

This report has been furnished by the members of the Compensation Committee:

-  Claire L. Arnold, Chairman
-  E. Eugene Bishop
-  Fred L. Brown
-  Michael F. Corbett
-  John B. McKinnon
-  A. Robert Outlaw, Jr.
-  Dr. Benjamin F. Payton

                            STOCK PERFORMANCE GRAPH

This graph and table compare the cumulative total return of our Common Stock with the cumulative total return of the NYSE Stock Market Index, the NYSE Eating and Drinking Places Index and the Russell 2000 Index. The graph assumes $100 invested at the per share closing price of our Common Stock, adjusted for the May 2000 stock dividend, and of each of the indicated indices on March 11, 1996, and reinvestment of dividends.

                           COMPARATIVE TOTAL RETURNS*
                     MORRISON MANAGEMENT SPECIALISTS, INC.
                    (Performance results through 05/31/2000)

                                                MHI                    NYSE                PEER GROUP               R2000
                                                ---                    ----                ----------               -----
3/11/96                                        100.00                 100.00                 100.00                 100.00
1996                                           79.753                104.873                  97.65                 112.64
1997                                           95.862                131.448                103.272                120.487
1998                                          105.701                171.731                129.941                146.082
1999                                          121.804                194.248                155.905                142.158
2000                                          187.224                 202.98                 134.63                 156.25

                                STOCK OWNERSHIP

This table shows how much of our Common Stock is owned by directors, named executive officers and owners of more than 5% of our outstanding Common Stock as of August 11, 2000. An asterisk indicates beneficial ownership of less than one percent of the outstanding shares.
                           BENEFICIAL OWNERSHIP TABLE


                                                          SHARES       RIGHT TO
    NAME OF BENEFICIAL OWNER                             OWNED(1)     ACQUIRE(2)    PERCENT OF CLASS
--------------------------------------------------------------------------------------------------------
    GeoCapital, LLC(3)                                   1,260,480           0            9.8%
--------------------------------------------------------------------------------------------------------
    Arthur R. Outlaw(4)                                    692,962           0            5.4%
--------------------------------------------------------------------------------------------------------
    E.E. Bishop(5)                                         237,245      10,654            1.8%
--------------------------------------------------------------------------------------------------------
    A.R. Outlaw, Jr.                                       229,130       2,200            1.8%
--------------------------------------------------------------------------------------------------------
    G.A. Davenport(6)                                       49,308     249,274              *
--------------------------------------------------------------------------------------------------------
    R.C. Roberson                                           18,658           0              *
--------------------------------------------------------------------------------------------------------
    J.D. Underhill                                          18,174      30,153              *
--------------------------------------------------------------------------------------------------------
    K.W. Engwall                                            12,586      35,585              *
--------------------------------------------------------------------------------------------------------
    J.B. McKinnon                                           11,693      13,176              *
--------------------------------------------------------------------------------------------------------
    F.L. Brown                                               9,433      12,188              *
--------------------------------------------------------------------------------------------------------
    C.L. Arnold                                              6,983      11,360              *
--------------------------------------------------------------------------------------------------------
    B.F. Payton                                              6,396       8,887              *
--------------------------------------------------------------------------------------------------------
    G.L. Gaddy                                               1,781           0              *
--------------------------------------------------------------------------------------------------------
    M.F. Corbett                                             1,191       8,691              *
--------------------------------------------------------------------------------------------------------
    Directors and executive officers as a group (15
    people)                                                624,623     397,292            5.0%
--------------------------------------------------------------------------------------------------------

(1) These amounts include shares for which the named person has sole or shared voting and investment power.

(2) These amounts reflect shares that could be purchased by the exercise of stock options which are currently exercisable or which are exercisable within 60 days of August 11, 2000.

(3) The address of GeoCapital, LLC is 45th Floor, 767 Fifth Avenue, New York, NY 10153-4590. The information presented is based on Schedule 13G, as amended, filed by GeoCapital, LLC reporting beneficial ownership as of December 31, 1999.

(4) The address of Mr. Outlaw is P.O. Box 9579, Mobile, Alabama 36691-0579. The number listed under "Shares Owned" does not include 18,227 shares owned by Mr. Outlaw's spouse, for which Mr. Outlaw disclaims beneficial ownership.

(5)  Includes 2,258 shares owned by Mr. Bishop's spouse.

(6)  Includes 1,100 shares owned by Mr. Davenport's spouse.

                                    GENERAL

COMPENSATION COMMITTEE INTERLOCKS

None of the members of the Compensation Committee were officers or employees of the Company or had any relationship with us requiring disclosure under SEC regulations.

COMPLIANCE WITH SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING
REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of our Common Stock. Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal year 2000, all of our directors, executive officers and greater than ten percent beneficial owners complied with these requirements.

INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

Ernst & Young LLP was our independent auditor during fiscal year 2000 and will be our independent auditor for fiscal year 2001. A representative of that firm will be present at the annual meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

SEC rules require us to provide an Annual Report to shareowners who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended May 31, 2000 (not including documents incorporated by reference), are available without charge to shareholders upon written request to Investor Relations Department, Morrison Management Specialists, Inc., 1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

SHAREOWNER LIST

A list of shareowners entitled to be present and vote at the annual meeting will be available for inspection by the shareowners at the time and place of the annual meeting.

SHAREOWNER PROPOSALS

To be considered for inclusion in next year's proxy statement, shareowner proposals must be submitted in writing no later than April 24, 2001. Any shareowner proposal to be considered at next year's meeting, but not included in the proxy statement, must be submitted in writing no later than 90 days in advance of the meeting if the proposal relates to the nomination of a director, and no later than July 6, 2001 with respect to any other proposal, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. Although Management is not aware of any other business being presented at the annual meeting, persons appointed as proxies may exercise their discretionary voting authority with respect to any matters which properly arise. All written proposals should be submitted to the Corporate Secretary, Morrison Management Specialists, Inc., 1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement. We will bear the entire cost of soliciting these proxies. We will also reimburse brokers, nominees and fiduciaries to send proxies and proxy materials to our shareowners so they can vote their shares. If necessary, our employees may solicit proxies from shareowners or authorized representatives personally or by telephone.

                     MORRISON MANAGEMENT SPECIALISTS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 22, 2000, and does hereby appoint Glenn A. Davenport, and K. Wyatt Engwall, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Morrison Management Specialists, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Morrison Management Specialists, Inc., to be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337-0508 at 1:00 p.m., local time, on September 27, 2000, and at any adjournment(s) thereof:

    1.  TO ELECT TWO CLASS II DIRECTORS FOR A TERM OF THREE YEARS.

                    Claire L. Arnold and Glenn A. Davenport

        [ ]  FOR all nominees above                                 [ ]  WITHHOLD AUTHORITY
             (except as marked to the contrary above)                    to vote for ALL nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark the "FOR" box above and line through that nominee's name in the list of nominees above the boxes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

    2. TO AMEND THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES.

        [ ]  FOR the                             [ ]  AGAINST the                         [ ]  ABSTAIN
             Amendment                                Amendment

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT.

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

         NUMBER OF SHARES          PROXY NUMBER

          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED (I) FOR ALL DIRECTOR NOMINEES LISTED ABOVE AND (II) FOR THE PROPOSED AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN.

                                                  Dated:

                                                  -----------------------, 2000.

                                                  ------------------------------

                                                  Signature

                                                  ------------------------------
                                                  Signature, if held jointly

                                                  Please sign exactly as your
                                                  name(s) appear hereon. If
                                                  shares are held jointly, each
                                                  shareholder named should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, give your
                                                  full title as such. If the
                                                  signatory is a corporation,
                                                  sign the full corporate name
                                                  by a duly authorized officer.

                                                  PLEASE COMPLETE, DATE, SIGN
                                                  AND RETURN THIS PROXY PROMPTLY
                                                  USING THE ENCLOSED ENVELOPE.

NOTE: The 1996 Stock Incentive Plan is being filed as an Appendix to the Company's 2000 Proxy Statement pursuant to Instruction 3 of Item 10 of
         Schedule 14A under the Securities Act of 1934, as amended, and will not be distributed to shareholders.
















                           MORRISON HEALTH CARE, INC.
                            1996 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SECTION 1  DEFINITIONS............................................................................................1
   1.1   Definitions..............................................................................................1
SECTION 2  THE STOCK INCENTIVE PLAN...............................................................................4
   2.1   Purpose of the Plan......................................................................................4
   2.2   Stock Subject to the Plan................................................................................4
   2.3   Administration of the Plan...............................................................................4
   2.4   Eligibility and Limits...................................................................................5
SECTION 3  TERMS OF STOCK INCENTIVES..............................................................................5
   3.1   Terms and Conditions of All Stock Incentives.............................................................5
   3.2   Terms and Conditions of Options..........................................................................7
     (a) Option Price.............................................................................................7
     (b) Option Term..............................................................................................7
     (c) Payment..................................................................................................7
     (d) Conditions to the Exercise of an Option..................................................................8
     (e) Termination of Incentive Stock Option....................................................................8
     (f) Special Provisions for Certain Substitute Options........................................................8
   3.3   Terms and Conditions of Stock Appreciation Rights........................................................8
     (a) Settlement...............................................................................................9
     (b) Conditions to Exercise...................................................................................9
   3.4   Terms and Conditions of Stock Awards.....................................................................9
   3.5   Terms and Conditions of Dividend Equivalent Rights.......................................................9
     (a) Payment..................................................................................................9
     (b) Conditions to Payment....................................................................................9
   3.6   Terms and Conditions of Performance Unit Awards.........................................................10
     (a) Payment.................................................................................................10
     (b) Conditions to Payment...................................................................................10
   3.7   Terms and Conditions of Phantom Shares..................................................................10
     (a) Payment.................................................................................................10
     (b) Conditions to Payment...................................................................................10
   3.8   Treatment of Awards Upon Termination of Service.........................................................11
SECTION 4  RESTRICTIONS ON STOCK.................................................................................11
   4.1   Escrow of Shares........................................................................................11
   4.2   Forfeiture of Shares....................................................................................11
   4.3   Restrictions on Transfer................................................................................11
SECTION 5  GENERAL PROVISIONS....................................................................................12
   5.1   Withholding.............................................................................................12
   5.2   Changes in Capitalization; Merger; Liquidation..........................................................12
   5.3   Cash Awards.............................................................................................13
   5.4   Compliance with Code....................................................................................13

   5.5   Right to Terminate Service..............................................................................13
   5.6   Restrictions on Delivery and Sale of Shares; Legends....................................................13
   5.7   Non-alienation of Benefits..............................................................................14
   5.8   Termination and Amendment of the Plan...................................................................14
   5.9   Stockholder Approval....................................................................................14
   5.10  Choice of Law...........................................................................................14
   5.11  Effective Date of Plan..................................................................................14

                           MORRISON HEALTH CARE, INC.
                            1996 STOCK INCENTIVE PLAN


                             SECTION 1 DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

         (a) "Board of Directors" means the board of directors of the Company.

         (b) "Cause" has the same meaning as provided in the employment agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" means conduct amounting to
(1) fraud or dishonesty against the Company or its affiliates, (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the Company or its affiliates, or knowing violation of law in the course of performance of the duties of Participant's service with the Company or its affiliates, (3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company or affiliates' premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any agreement to which Participant and the Company or its affiliates are party.

         (c) "Change in Control" means any event that pursuant to the Company's Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change in Control if approved by the Board of Directors a majority of whom are present directors and new directors. For purposes of the preceding sentence, the term "present directors" means individuals who as of the date this Plan is adopted were members of the Board of Directors and the term "new directors" means any director whose election by the Board of Directors in the event of vacancy or whose nomination for election was approved by a vote of at least three-fourths of the directors then still in office who are present directors and new directors; provided that any director elected to the Board of Directors solely to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be a new director.

         (d)      "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Plan Section 2.3.

         (f) "Company" means Morrison Health Care, Inc., a Georgia corporation.

         (g) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

         (h) "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

         (i) "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Plan Section 3.5.

         (j) "Fair Market Value" with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

         (k) "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422, described in Plan Section 3.2.

         (l) "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

         (m) "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

         (n) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

         (o) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (p) "Participant" means an individual who receives a Stock Incentive hereunder.

         (q) "Performance Unit Award" refers to a performance unit award described in Plan Section 3.6.

         (r)      "Phantom Shares" refers to the rights described in Plan
Section 3.7.

         (s) "Plan" means the Morrison Health Care, Inc. 1996 Stock Incentive Plan. If the Company's Certificate of Incorporation is amended to change the name of the Company, the Plan shall thereafter be formally titled using the new name of the Company followed by the phrase "1996 Stock Incentive Plan."

         (t)      "Stock" means the Company's common stock, $.01 par value.

         (u) "Stock Appreciation Right" means a stock appreciation right described in Plan Section 3.3.

         (v)      "Stock Award" means a stock award described in Plan Section
3.4.

         (w) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

         (x) "Stock Incentive Program" means a written program established by the Committee pursuant to which Stock Incentives, other than Options or Stock Appreciation Rights, are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program and distributed among eligible officers, employees and directors.

         (y) "Stock Incentives" means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

         (z) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (aa) "Termination of Service" means the termination of either the employee-employer or director relationship, as the case may be, between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

                       SECTION 2 THE STOCK INCENTIVE PLAN

         2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees and directors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees and directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding key personnel.

         2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares; for this purpose, the outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives shall be computed in accordance with Rule 16b-3(a)(1) as promulgated under the Securities Exchange Act of 1934, as amended from time to time. To the extent permitted by Rule 16b-3(a)(1) as promulgated under the Securities Exchange Act of 1934, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

         2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the officers, employees and directors of the Company or its affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements or Stock Incentive Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

                  As to any matter involving a Participant who is not a "reporting person" for purposes of Section 16 of the Securities Exchange Act of 1934, Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant's Stock Incentive Agreement and (b) determine the treatment of Stock Incentives upon a Termination of Service, as contemplated by Plan Section 3.8.

                  Prior to the date the Stock of the Company is distributed to the stockholders of Morrison Restaurants Inc., the Committee shall consist of the then current members of the Board of Directors; thereafter, the Committee shall consist of at least two members of the Board of Directors each of whom, during those periods that the Company is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, shall qualify as a "disinterested person," as defined in Rule 16b-3 as promulgated under the Securities Exchange Act of 1934 and as an "outside director," within the meaning of Code Section 162(m) and the regulations promulgated thereunder. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

         2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees and directors of the Company or an affiliate (including, but not limited to, Morrison Restaurants Inc. and Morrison Fresh Cooking, Inc.; provided, however, that directors who serve on the Committee shall not be eligible to receive awards that are subject to Section 16 of the Securities Exchange Act of 1934 while they are members of the Committee and that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s). To the extent required under Code Section 162(m) and regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares Stock with respect to which Options or Stock Appreciation Rights may be granted during any single fiscal year of the Company to any Participant who is a "covered employee," within the meaning of Code Section 162(m) and the regulations promulgated thereunder (a "Covered Employee"), shall not exceed 100,000.

                      SECTION 3 TERMS OF STOCK INCENTIVES

         3.1      Terms and Conditions of All Stock Incentives.

                  (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price (as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

                  (b) Each Stock Incentive shall be evidenced either by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement or Stock Incentive Program shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement or Stock Incentive Program that is inconsistent with the Plan shall be null and void.

                  (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement or Stock Incentive Program and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

                  (d) The Committee may provide in any Stock Incentive Agreement or pursuant to any Stock Incentive Program (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any national securities exchange selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed one (1) year (the "Change in Control Price"). For purposes of this Subsection, the cash-out of a Stock Incentive shall be determined as follows:

                           (i)      Options shall be cashed out on the basis of
the excess, if any, of the Change in Control Price (but not more than the Fair Market Value of the Stock on the date of the cash-out in the case of Incentive Stock Options) over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part;

                           (ii)     Stock Awards and Phantom Shares shall be
cashed out in an amount equal to the Change in Control Price with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive; and

                           (iii)    Stock Appreciation Rights, Dividend
Equivalent Rights and Performance Unit Awards shall be cashed out with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive and the amount of the cash out shall be determined by reference to the number of shares of Stock that would be required to pay the Participant in kind for the value of the Stock Incentive as of the date of the Change in Control multiplied by the Change in Control Price.

                           (iv)     Any Stock Incentive may be granted in
connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

                           (v)      Stock Incentives shall not be transferable
or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

         3.2 Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan, as amended and restated, is adopted or approved by the Company's stockholders.

                  (a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner or to each grant of any Option to a Participant who is then a Covered Employee, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

                  (b) Option Term. The term of an Option shall be as specified in the applicable Stock Incentive Agreement; provided, however that any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.

                  (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (ii) in a cashless exercise through a broker; or (iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

                  (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

                  (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Service; provided, however, that in the case of a holder whose Termination of Service is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

                  (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

         3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive or not in connection with a Stock Incentive. A Stock Appreciation Right shall entitle the Participant to receive the excess of (a) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (b) a specified price (i) which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares and (ii) which, in the case of a Stock Appreciation Right that is granted to a Participant who is then a Covered Employee, shall not be less than the Fair Market Value of the Stock at the time of the award. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with a Stock Incentive shall result in a pro rata surrender or cancellation of any related Stock Incentive to the extent the Stock Appreciation Right has been exercised.

                  (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

         3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Committee determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

         3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

                  (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent

Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

         3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a future date, payment of an amount equal to all or a portion of the value of a number of units (stated in terms of a designated dollar amount per unit) granted by the Committee, all as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

                  (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

         3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a future date, payment of an amount equal to all or a portion of the Fair Market Value of a number of shares of Stock at the end of a certain period, all as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment.

                  (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Phantom Share granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

         3.8 Treatment of Awards Upon Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

                        SECTION 4 RESTRICTIONS ON STOCK

         4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

         4.2 Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Stock Incentive Agreement or Stock Incentive Program, in the event that the Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or Stock Incentive Program, all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

         4.3 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                          SECTION 5 GENERAL PROVISIONS

         5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

                  (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

                  (b) Any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

         5.2      Changes in Capitalization; Merger; Liquidation.

                  (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

         (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend, reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

                  (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

         5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

         5.5 Right to Terminate Service. Nothing in the Plan or in any Stock Incentive Agreement or Stock Incentive Program shall confer upon any Participant the right to continue as an employee, officer or director of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's service at any time.

         5.6 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.7 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.8 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

         5.9 Stockholder Approval. The Plan shall be submitted to the stockholders of both Morrison Restaurants Inc. and Morrison Health Care, Inc. for their approval within twelve (12) months before or after its adoption by the Board of Directors. If such approval is not obtained, any Stock Incentive granted under the Plan shall be void.

         5.10 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

         5.11 Effective Date of Plan. The Plan shall become effective upon the date the Plan is approved by the Board of Directors.


                                                  MORRISON HEALTH CARE, INC.

                                                  By: J. Russell Mothershed
                                                  Title: Vice President
Attest:

Pfilip G. Hunt
Secretary
         [CORPORATE SEAL]

                             FIRST AMENDMENT TO THE
              MORRISON HEALTH CARE, INC. 1996 STOCK INCENTIVE PLAN


         THIS FIRST AMENDMENT is made as of this 26th day of June, 1996, by Morrison Health Care, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

                                  WITNESSETH:

         WHEREAS, the Company maintains the Morrison Health Care, Inc. 1996 Stock Incentive Plan under an indenture which was adopted as of February 23, 1996 (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to reflect increases in the number of shares authorized for issuance thereunder and to increase the limit on the number of shares that may be the subject of awards granted to certain executives during any single fiscal year of the Company; and

         WHEREAS, the Board of Directors of the Company has duly approved and authorized these amendments to the Plan;

         NOW, THEREFORE, the Company does hereby amend the Plan as follows:

1.       By deleting, effective March 26, 1996, the first sentence of Section
2.2 in its entirety and by substituting therefor the following:

         "Subject to adjustment in accordance with Section 5.2, 750,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

2. By deleting, effective June 26, 1996, the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

         "Subject to adjustment in accordance with Section 5.2, 850,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

3. By deleting, effective March 26, 1996, the number "100,000" where it appears in the last sentence of Section 2.4 and by substituting therefor the number "300,000".

4. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

5. Notwithstanding the foregoing, the adoption of this First Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of March 26, 1996, the adoption of this First Amendment shall be null and void.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.


                                          MORRISON HEALTH CARE, INC.


                                          By:  Glenn A. Davenport


                                          Title:  President and CEO


ATTEST:


By:  John E. Fountain


Title:  Secretary


         (CORPORATE SEAL)

                             SECOND AMENDMENT TO THE
              MORRISON HEALTH CARE, INC. 1996 STOCK INCENTIVE PLAN


         THIS SECOND AMENDMENT is made as of this 26th day of June, 1997, by Morrison Health Care, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

                                  WITNESSETH:

         WHEREAS, the Company maintains the Morrison Health Care, Inc. 1996 Stock Incentive Plan under an indenture which was adopted as of February 23, 1996 (the "Plan");

         WHEREAS, the Company desires to amend the Plan to reflect an increase in the number of shares authorized for issuance thereunder; and

         WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;

         NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date first set forth above, as follows:

1. By deleting the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

         "Subject to adjustment in accordance with Section 5.2, 1,750,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Second Amendment.

3. Notwithstanding the foregoing, the adoption of this Second Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months from the date first set forth above, the adoption of this Second Amendment shall be null and void.

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.


                                  MORRISON HEALTH CARE, INC.


                                  By: Glenn A. Davenport


                                  Title: President and Chief Executive Officer


ATTEST:


By:  John E. Fountain


Title:  Secretary


         (CORPORATE SEAL)

                             THIRD AMENDMENT TO THE
                      MORRISON MANAGEMENT SPECIALISTS, INC.
                            1996 STOCK INCENTIVE PLAN


         THIS THIRD AMENDMENT is made as of this 29th day of June, 2000, by Morrison Management Specialists, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company").

                                  WITNESSETH:

         WHEREAS, the Company maintains the Morrison Management Specialists, Inc. 1996 Stock Incentive Plan under an indenture which was adopted as of February 23, 1996 (the "Plan");

         WHEREAS, the Company desires to amend the Plan to reflect the ten percent (10%) stock dividend paid on May 19, 2000; and

         WHEREAS, the Company also desires to amend the Plan to reflect a 500,000 share increase in the number of shares authorized for issuance thereunder, as approved by the Board of Directors of the Company on June 29, 2000; and

         WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;

         NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the dates set forth below, as follows:

1. By deleting, effective May 19, 2000, the first sentence of Section 2.2 its entirety and by substituting therefor the following:

         "Subject to adjustment in accordance with Section 5.2, 1,925,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

2. By deleting, effective June 29, 2000, the first sentence of Section 2.2 its entirety and by substituting therefor the following:

         "Subject to adjustment in accordance with Section 5.2, 2,425,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

3. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Third Amendment.

4. Notwithstanding the foregoing, the adoption of this Third Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months from the date first set forth above, the adoption of this Third Amendment shall be null and void.

         IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on the day and year first above written.


                                        MORRISON MANAGEMENT SPECIALISTS, INC.


                                              By:
                                                  -----------------------------

                                              Title:
                                                    ---------------------------


ATTEST:


By:
   ------------------------------

Title:
      ---------------------------

         (CORPORATE SEAL)